Exhibit 10.3
JOINDER AGREEMENT
(ABL Obligations)
This JOINDER AGREEMENT and Amendment No. 1 to Intercreditor Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of September 30, 2021, is among WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Successor ABL Collateral Agent”), as ABL Facility Collateral Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Applicable Parity Lien Representative, WILMINGTON TRUST, NATIONAL ASSOCIATION, as an Other Parity Lien Representative, UBS AG, STAMFORD BRANCH (the “Former ABL Collateral Agent”), as a former ABL Facility Collateral Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Parity Lien Collateral Trustee, and CVR PARTNERS, LP (on behalf of itself and its Subsidiaries).
Reference is made to the Credit Agreement, dated as of September 30, 2021 (as amended, restated or otherwise modified from time to time, the “Successor ABL Credit Agreement”), by and among the Borrower, certain affiliates of the Borrower, the lenders party thereto and the Successor ABL Collateral Agent, as Agent.
This Agreement is supplemental to that certain Intercreditor Agreement, dated as of September 30, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among the parties (other than the Successor ABL Collateral Agent) referred to above. On the date hereof and in accordance with Section 2.11 of the Intercreditor Agreement, the ABL Obligations arising under and in connection with the ABL Credit Agreement (the “Former ABL Obligations”) have been Refinanced with proceeds of ABL Obligations arising under and in connection with the Successor ABL Credit Agreement (the “Successor ABL Obligations”) This Agreement has been entered into to record the accession of the Successor ABL Collateral Agent as an ABL Facility Collateral Agent in replacement of the Former ABL Collateral Agent under the Intercreditor Agreement.
Article I

Definitions
Section I.01Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Intercreditor Agreement.
Article II

Accession
Section II.01The Successor ABL Collateral Agent agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Intercreditor Agreement as an ABL

Facility Collateral Agent as if it had originally been party to the Intercreditor Agreement as an ABL Facility Collateral Agent.
Section II.02The Successor ABL Collateral Agent succeeds to, and replaces, the Former ABL Collateral Agent as an ABL Facility Collateral Agent; it being further understood and agreed that, (A) the Former ABL Collateral Agent shall have no further obligations under the Intercreditor Agreement and (B) because the Former ABL Obligations have been Refinanced with proceeds of Successor ABL Obligations, the term “ABL Facility” shall be deemed to include the Successor ABL Credit Agreement, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time after the date hereof (including any agreement or indenture extending the maturity thereof), refinancing, replacing or otherwise restructuring all or any portion of the indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring is designated by the Borrower not to be included in the definition of “ABL Facility”).
Section II.03The Successor ABL Collateral Agent confirms that its address details for notices pursuant to the Intercreditor Agreement are as follows: Wells Fargo Bank, National Association, 1100 Abernathy Road, Suite 1600, Atlanta, GA 30328, Telephone: (770) 508-2171, Facsimile: (866) 351-0046, Attention: Relationship Manager – CVR Partners.
Section II.04Each party to this Agreement (other than the Successor ABL Collateral Agent) confirms the acceptance of the Successor ABL Collateral Agent as an ABL Facility Collateral Agent for purposes of the Intercreditor Agreement.
Section II.05Wells Fargo Bank, National Association is acting in its capacity as ABL Facility Collateral Agent solely for the Secured Parties under or in connection with that certain Credit Agreement dated as of the September 30, 2021, among the Borrower, certain subsidiaries of the Borrower, the lenders party thereto and Wells Fargo Bank, National Association, as Agent.
Article III
Amendments
Section III.01In connection with the Refinancing described in Section 2.02 above, the Intercreditor Agreement is hereby amended to (a) add the Successor ABL Collateral Agent as a party thereto and (b) to confirm that such Refinancing indebtedness in respect of any ABL Obligations shall have the same rights and priorities in respect of any ABL Priority Collateral as the indebtedness being Refinanced on the terms provided for in the Intercreditor Agreement immediately prior to such Refinancing.

Article IV
Miscellaneous
Section IV.01This Agreement and any claim, controversy or dispute arising under or related to such Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
Section IV.02This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or any other electronic means shall be as effective as delivery of a manually signed counterpart of this Agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
[Signature page follows.]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Successor ABL Collateral Agent

By:     /s/ Roger Pfiffner
Name: Roger Pfiffner
Title: Authorized Signatory

UBS AG, STAMFORD BRANCH, as Former ABL Facility Collateral Agent, solely with respect to Articles I, II and IV
By:     /s/ Anthony N. Joseph
Name: Anthony N. Joseph
Title: Associate Director

By:     /s/ Kenneth Chin
Name: Kenneth Chin
Title: Director

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Applicable Parity Lien Representative
By:     /s/ Quinton M. DePompolo
Name: Quinton M. DePompolo
Title: Banking Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Parity Lien Collateral Trustee
By:     /s/ Quinton M. DePompolo
Name: Quinton M. DePompolo
Title: Banking Officer

[Signature Page to Joinder Agreement (ABL Obligations)]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Other Parity Lien Representative
By:     /s/ Quinton M. DePompolo
Name: Quinton M. DePompolo
Title: Banking Officer

CVR PARTNERS, LP (on behalf of itself and its Subsidiaries)
By: CVR GP, LLC,
    its general partner
By:     /s/ Dane J. Neumann
Name: Dane J. Neumann
Title: Interim Chief Financial Officer;     Vice
President – Finance & Treasurer

[Signature Page to Joinder Agreement (ABL Obligations)]